Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Sandstorm Gold Ltd. (Sandstorm) of our report dated February 17, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.1 of Sandstorm’s Current Report on Form 6-K filed on February 17, 2022. We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

September 22, 2022